                                                                    EXHIBIT 10.1


                                             June 18, 1999


Mr. Stephen E. Parks
95 Partridge Run
East Greenwich, RI 02818


Dear Steve:

     Sipex Corporation is very pleased to extend an offer of employment to you on the terms and conditions set forth in this letter.

     As a condition of your employment, you will be required to execute an Employee Noncompetition, Nondisclosure and Developments Agreement in the form attached to this letter, as well as an Employment Agreement in the form attached to this letter. A signed copy of this letter will also be attached to and made part of your Employment Agreement.

     The following is a summary of the terms and conditions upon which you will be employed by the Company:

     1. TITLE AND RESPONSIBILITIES: Your starting position and title will be President and Chief Operating Officer. You will report directly to me, along with Jack Worthen, Vice President of Sales, Cosmo Maza, Vice President of Quality Assurance, and Frank DiPietro, Executive Vice President and CFO. Initially, Operations (Yener Gurler), Product Development (Raymond Chow) and Marketing (Mike Robinson) will report directly to you. I will retain the title of Chairman and CEO.

     2. STARTING SALARY AND BONUS: Your starting salary will be $250,000 per year. If you are still employed by the Company as of March 1, 2000, you will receive a guaranteed bonus of $175,000 reflecting your service in 1999.

     3. PROMOTION: Both you and Sipex would contemplate that you would, if successful, transition to the position of CEO in addition to your position as President within a reasonable period of the commencement of your employment with the Company. If this occurs, Sales and Quality Assurance would then report to you, I would remain Chairman, and you and Frank DiPietro would report directly to me. You recognize that this promotion is not guaranteed, but will be based on the Board of Directors' assessment of your fitness and readiness to assume the title of CEO. The Company will agree to inform you no later than March 1, 2000 whether the Board intends to appoint you CEO. In the event that Board informs you on or before March 1, 2000 that you will not be appointed CEO, you will be free within thirty days of such notice to terminate your employment, and such termination will be considered to be with Good Reason (as defined in Section 3
(B) (2) of the Employment Agreement). You would then be entitled to receive the benefits set forth in Section 3 (B) (3) of the

Employment Agreement, provided you signed the necessary comprehensive release. In the event you are promoted to CEO, the Board may, at its discretion, increase your base salary.

     4. STOCK OPTIONS: At the commencement of your employment, you shall be granted options to purchase 150,000 shares of Sipex stock at the fair market value of the stock on the date of grant, vesting over a 5-year period, all in accordance with the terms of the Company's Stock Option Plan. In the event the Board promotes you to CEO, you shall on the first anniversary of your date of employment be granted an option (vesting over 5 years, all in accordance with the terms of the Company's Stock Option Plan) to purchase an additional 175,000 shares of Sipex stock at the fair market value of the stock on the date of grant, and you shall, if you are still employed on the second anniversary of your date of employment, be granted an option (vesting over 5 years, all in accordance with the terms of the Company's Stock Option Plan) to purchase an additional 175,000 shares of Sipex stock at the fair market value of the stock on the date of grant. If the Company fails to obtain agreement by any Successor To The Business as defined in Section 10 of the Employment Agreement to perform your Employment Agreement (all as set forth in Section 10 of the Employment Agreement), all stock options you then hold will vest to 100% on the effective date of any such transaction described in said section 10.

     5. HOUSING AND RELOCATION: The Company will grant you a loan in the amount of $250,000 to offset the cost of obtaining new housing in Massachusetts. The loan will be contingent on the purchase of your new home in Massachusetts and it shall be secured by a mortgage on the home you purchase. The loan will be forgivable over a period of 3 years, at 33 1/3% on the three anniversary dates following issuance of the loan, provided that if you leave the Company without Good Reason, or because you are terminated by the Company for Cause, all as defined in section 3 of the Employment Agreement, the portion of the loan not yet forgiven must be repaid to the Company within thirty days of the termination of your employment. If you terminate your employment with Good Reason, or if the Company terminates your employment without Cause, all as defined in section 3 of the Employment Agreement, the remaining unforgiven portion of the loan shall be forgiven.

     In addition, the Company shall pay reasonable and customary relocation expenses, including moving costs, closing costs, and real estate commissions that you incur in selling your home in East Greenwich, Rhode Island and moving to Massachusetts. If you are not able to sell your current home in Rhode Island prior to moving into a new home in Massachusetts, the Company shall assume the interest portion of your present mortgage payment until the earlier of one year or the date you sell your home in Rhode Island. The Company will pay for reasonable temporary housing expenses for you if you personally relocate to Massachusetts prior to the sale of your home in Rhode Island, and it will pay for reasonable temporary housing expenses for your family if your family relocates to Massachusetts prior to the sale of your home in Rhode Island.

     6. BENEFITS: You shall be eligible for life insurance and medical insurance under the plan applicable to Sipex executives. You will be entitled to a corporate lease allowance of up to $1,000 per month for a vehicle, and the Company will cover the cost of maintenance and business-related gasoline expenses. You will be entitled to the customary vacation, retirement and other benefits applicable to Sipex executives. You will be covered by the Company's Directors & Officers Liability insurance policy.

     7. SEVERANCE BENEFIT: In the event you are terminated by the Company without Cause, or if you terminate your employment with Good Reason, all as defined in Section 3 of the Employment Agreement, as further modified by paragraph 3 of this letter, and if you sign a comprehensive release, you shall be entitled to the severance benefits set forth in section 3 (B) (3) of the Employment Agreement.

     Finally, I want to re-emphasize that our industry is a volatile one, and you should realize that it is possible that Sipex may be acquired or merged or otherwise experience a change in control, which may affect your employment status. Your sole and exclusive rights in the event of a change of control are set forth in paragraph 4 of this letter and in Section 10 of the Employment Agreement you will be required to sign.

     If the foregoing is acceptable in all respects to you, kindly countersign a copy of this letter and return it to me. We look forward to our association with you.




                                             Sincerely yours,


                                             /s/ James E. Donegan
                                             ----------------------------------
                                             James E. Donegan, Chairman and CEO


Agreed to:

/s/ Stephen E. Parks
----------------------------
Stephen E. Parks


Date: June 18, 1999

                              EMPLOYMENT AGREEMENT


         AGREEMENT made as of this day of August 9, 1999, by and between Stephen
E. Parks, a person residing at 95 Partridge Run, East Greenwich, R.I. 02818 (the "Employee") and Sipex Corporation, a Massachusetts corporation with a principal place of business in Billerica, Massachusetts (the "Company").

         WHEREAS, the Employee's senior managerial position requires that he be trusted with extensive confidential information and trade secrets of the Company and that he develop a thorough and comprehensive knowledge of all details of the Company's business, including, but not limited to, information relating to research, development, inventions, manufacturing, purchasing, accounting, engineering, marketing, distribution and licensing of the Company's products and services;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

         1. POSITION AND RESPONSIBILITIES. The Employee agrees to serve as President and Chief Operating Officer of the Company or in such other positions as may be assigned. He shall have direct responsibility for the Operations, Product Development and Marketing divisions of the Company. The Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of the Chairman and Chief Executive Officer and the Board of Directors of the Company or to its designee, and the Employee shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of him. If Employee shall be elected to other offices of the Company or any of its affiliates, he shall serve in such positions without further compensation than provided for in this Agreement. The Employee agrees to follow all rules, policies and directives of the Company as may be promulgated or modified from time to time. The Employee shall perform his services under this Agreement at such locations as may be required by the Company.

         2. COMPENSATION; SALARY, BONUSES AND OTHER BENEFITS. During the term of this Agreement, the Company shall pay the Employee the following compensation:

                  (A) SALARY. In consideration of the services to be rendered by the Employee to the Company, the Company will pay to the Employee a monthly salary of $20,800 (the Employee's "Base Rate") during the term of this Agreement. Employee's Base Rate may be adjusted by the Company's Board of Directors in its sole discretion from time to time; provided, however, that under no circumstance shall such Base Rate be reduced. Such salary shall be payable in conformity with the Company's customary practices for executive compensation, as such practices shall be established or modified from time to time.

                  (B)      FRINGE BENEFITS.

                           (1) The Employee will be entitled to participate on the same general basis and subject to the same rules and regulations as other Company executive employees in the Company's standard benefit plans as such benefits or plans may be modified or amended from time to time.

                           (2) The Company will maintain supplemental life insurance on the life of the Employee so that the aggregate total death benefit payable to the Employee from all Company life insurance policies will total _____________.

                           (3) At the request of the Employee, the Company will maintain supplemental disability insurance for the Employee so that the aggregate total disability benefits payable to the Employee from all Company disability insurance policies will total sixty-six and two-thirds percent (66 2/3%) of Employee's salary.

                           (4) The Company shall pay or reimburse the Employee for all reasonable business expenses incurred or paid by the Employee in the performance of his duties and responsibilities hereunder, provided the Employee provides reasonable substantiation and documentation of these expenses. The Company agrees to provide reimbursement within a reasonable time after receipt of such documentation.

                  (C) PERFORMANCE BASED BONUS. At the sole discretion of the Board of Directors, the Employee may also be eligible to receive a discretionary annual bonus after the end of the Company's calendar year, provided that the Employee continues to be employed by the Company at such year end. The amount of this bonus, if any, shall be determined by the Board of Directors based on objective or subjective goals set by the Board of Directors in its sole discretion. In the event that the Employee's employment with the Company is terminated by the Company without Cause or is terminated by the Employee for Good Reason other than at calendar year end, the Employee's bonus shall be prorated for such partial year. No bonus shall be payable to Employee with respect to any calendar year of the Company during which Employee's employment is terminated for Cause or Employee terminates his employment without Good Reason. In the event employee is employed on March 1, 2000 and has not been terminated for Cause or he has not terminated his employment without Good Reason, he shall be entitled Letter, to a bonus of $175,000 reflecting his services in 1999.

                  (D) TAXES. All payments in this Section 2 shall be subject to all applicable federal, state and local withholding, payroll and other taxes.

         3. TERMINATION. The Employee's employment under this Agreement may be terminated as follows:

                  (A) BY THE EMPLOYEE WITHOUT GOOD REASON. The Employee may terminate, his employment without Good Reason (as defined in Section 3(B)(2) below) provided that the Employee gives the Company a written notice of intent to terminate at least thirty (30) days' prior to the effective date of such termination. In the event of a termination by the Employee without Good Reason, the Company may accelerate the Employee's departure date and will have no obligation to pay Employee after his actual departure date. In the event of termination by the Employee without Good Reason, the Employee shall be entitled to no severance or other termination benefits.

                  (B) BY THE EMPLOYEE WITH GOOD REASON OR BY THE COMPANY WITHOUT CAUSE.

                           (1) The Company may terminate the Employee's employment without Cause (as defined in Section 3(C)) at any time. The Employee may terminate his employment for Good Reason (as defined in Subsection
                           (2) of this Section 3(B) and as further defined in paragraph 3 of the offer letter dated June , 1999, attached hereto) after giving the Company a written notice of intent to terminate at least thirty (30) days prior to the effective date of such termination.

                           (2) For purposes of this Agreement, termination by the Employee for "GOOD REASON" shall mean the termination of employment by the Employee: (i) as a result of a material breach of this Agreement by the Company; (ii) as a result of a material reduction in the Employee's title or reporting responsibilities as they exist on the date hereof without the Employee's written consent; (iii) as a result of the failure of the Company to pay the Employee's salary or bonus, if any, in the time and manner contemplated by this Agreement; (iv) as a result of the Company requiring the Employee to relocate more than 50 miles from Billerica, Massachusetts (unless such relocation is to another facility of the Company); or (v) for a reason set forth in paragraph 3 of the offer letter to Employee dated June , 1999; PROVIDED, HOWEVER, that an event described in this Section shall not constitute Good Reason unless it is communicated by the Employee to the Company in writing and is not corrected by the Company to the Employee's reasonable satisfaction within 30 days of the date of the Employee's delivery of such written notice to the Company. Notwithstanding Section 3(B)(2)(iv), in the event a Successor To The Business (as defined in Section 10 hereof) assumes this Agreement, Section 3(B)(2)(iv) shall be modified to read as follows:
                           "(iv) as a result of the Company requiring the Employee to relocate more than 50 miles from Billerica, Massachusetts to any other location (including without limitation any facility of the Company or the Successor To The Business)."

                           (3) In the event that the Company exercises its right to terminate the Employee without Cause or the Employee terminates his employment for Good Reason and the Employee signs a comprehensive release in the form, and of a scope, acceptable to the Company, the Company agrees to:

                                    (i)      pay the Employee a lump sum payment
                                    equal to eighteen (18)
                                    months' base salary at the Employee's then current Base Rate;

                                    (ii)     pay the Employee an amount equal to
                                    the highest annual bonus paid or payable by the Company to the Employee with respect to any calendar year during the three (3) calendar years prior to Employee's termination of employment;

                                    (iii)     allow the Employee to participate
                                    to the same extent as active executive
                                    employees (including dependent coverage) in the life, accident, disability, health and dental insurance plans of the Company (including the supplemental insurance set forth in Section 2(B)(2) and 2(B)(3) of this Agreement) or to provide benefits equivalent to those of active executive employees, at no cost to the Employee for a period of eighteen (18) months commencing on the date of termination of employment;

                                    (iv)     allow the Employee the option to
                                    buy the Company automobile leased for the Employee for a price equal to the buyout amount of the automobile at the end of the lease. The Employee hereby authorizes the Company to deduct any tax withholdings applicable to such transfer from any payments to be made by the Company hereinafter. All risk of damage or loss with respect to such automobile shall rest with the Employee. The automobile will be transferred to the Employee "as is," with no representations or warranties, express or implied, being made to the Employee (including warranties of merchantability and fitness for a particular purpose) and, without limiting the generality of the foregoing in any way, in no event shall the Company be liable for any consequential, special, punitive or other damages in connection with the automobile transfer. If this option is not exercised, the automobile will be returned to the Company;

                                    (v)      In the event that any of the
                                    payments to be made to the Employee, or the compensation received or deemed to be received by the Employee, pursuant to or nay reason of the provisions of Section 3(B)(3) of this Agreement result in the imposition of an excise tax on the Employee pursuant to
                                    Section 4999 of the Internal Revenue Code of
                                    1986, as amended (the "Code"), or any
                                    similar provision of state, local or foreign tax law (the "Parachute Tax"), the Company shall pay an additional amount to the Employee (the "Gross-Up Payment"). The Gross-Up Payment shall be calculated by the Company and shall equal an amount necessary to yield the Employee, on an after-tax basis, an amount equal to the Parachute Tax imposed on the Employee (including any Parachute Tax imposed with respect to the Gross-Up Payment). The Gross-Up Payment with respect to any Parachute Tax shall be payable by the Company to the Employee no later than the last day of the fiscal year in which such Parachute Tax is imposed.

                                    (iv)     The payments in this Section
                                    3(B)(3) shall be subject to all applicable federal, state and local withholding, payroll and other taxes.

                                    If Employee breaches his obligations under the Noncompetition, Nondisclosure and Developments Agreement executed herewith between Employee and the Company, the Company may immediately cease payment of all severance and/or benefits described in this Agreement. This cessation of severance and/or benefits shall be in addition to, and not, as an alternative to, any other remedies in law or in equity available to the Company, including the right to seek specific performance or an injunction. Except as expressly set forth in this
                                    Section 3(B), Employee acknowledges that the Company shall not have any other obligations to the Employee in the event of Employee's termination under this Section 3(B), except such other obligations as may be imposed by law.

                  (C) AT THE ELECTION OF THE COMPANY FOR CAUSE. The Company may, immediately and unilaterally, terminate the Employee's employment hereunder for "Cause" at any time during the term of this Agreement by giving to the Employee written notice of such termination ten (10) days prior to the effective date of termination. The Company may pay Employee for this ten (10) day period in lieu of such notice. Termination of the Employee's employment by the Company shall constitute a termination for "Cause" if such termination is for one or more of the following causes:

                           (1) the substantial and continuing failure of the Employee to render services to the Company substantially in accordance with his assigned duties or obligations under this Agreement, which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company, which is not cured by the Employee to the satisfaction of the Company within thirty (30) days notice to the Employee by the Company of the failure;

                           (2) dishonesty, deliberate disregard of the rules or policies of the Company, material breach of the terms of this Agreement, which is not cured by the Employee to the satisfaction of the Company within thirty (30) days notice to the Employee by the Company;

                           (3) the commission by the Employee of an act of fraud, embezzlement or breach of fiduciary duty;

                           (4) acts of moral turpitude by the Employee which materially adversely affect the Employee's ability to perform his duties hereunder and represent the

                           Company;

                           (5)      the conviction by the Employee of a felony;
                           or

                           (6) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to breach a contract with the Company.

                           In the event of a termination for "Cause" pursuant to the provisions of clauses (1) through (6) above, inclusive, the Employee shall be entitled to no severance or other termination benefits.

                  (D) BENEFITS IF AGREEMENT TERMINATED DUE TO DEATH OR DISABILITY. The Company shall have the right to terminate Employee's employment if Employee dies or suffers physical incapacity or mental incompetence. In the event Employee's employment shall terminate due to the physical incapacity or mental incompetence of the Employee, the Company shall pay the Employee an amount equal to: (i) eighteen (18) months salary at the then current Base Rate, less (ii) any amounts recovered by the Employee under any health and disability insurance programs available through the Company. For the purposes of this Agreement, the Employee shall be deemed to have suffered physical incapacity or mental incompetence if the Employee is unable to perform the essential functions of his job with reasonable accommodation. Any accommodation will not be deemed reasonable if it imposes an undue hardship on the Company. If this Agreement terminates due to the death of Employee, Employee will not be entitled to any payments after the date of his death.

         4. SURVIVAL OF CERTAIN PROVISIONS. Provisions of this Agreement shall survive any termination of employment or of this Agreement if so provided herein or if necessary or desirable to fully accomplish the purposes of such provision. Without limiting the foregoing, the obligations of the Employee under Sections 3, 4, 5, 8 and 10 hereof and the Employee Noncompetition, Nondisclosure and Developments Agreement of even date herewith by and between Employee and the Company expressly survive any termination of employment or termination of this Agreement. The obligation of the Company to make payments to or on behalf of the Employee under Section 3(B) hereof is expressly conditioned upon Employee's continued full performance of the obligations under the terms of Section 5 and the Noncompetition, Nondisclosure and Developments Agreement executed herewith between Employee and the Company.

         5. NONCOMPETITION, NONDISCLOSURE AND DEVELOPMENTS AGREEMENT. In connection with his employment by the Company pursuant to the terms of this Agreement, the Employee shall execute, prior to the execution hereof by the Company, the Noncompetition, Nondisclosure and Developments Agreement attached hereto as EXHIBIT A.

         6. CONSENT AND WAIVER BY THIRD PARTIES. The Employee hereby represents and warrants that he has obtained all waivers and/or consents from third parties which are necessary to enable him to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the full performance of his duties and obligations hereunder.

         7. GOVERNING LAW. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of choice of law or conflicts of laws of such Commonwealth and this Agreement shall be deemed to be performable in Massachusetts. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be commenced or maintained in any state or federal court located in Massachusetts, and Employee hereby submits to the jurisdiction and venue of any such court.

         8. SEVERABILITY. In case any one or more of the provisions contained in this Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

         9. WAIVERS AND MODIFICATIONS. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 9. No waiver by either party of any breach by the other of any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall be effective without the consent of at least a majority of the members of the Board of Directors excluding the Employee then in office at the time of such modification or waiver.

         10. ASSIGNMENT. The Employee acknowledges that the services to be rendered by him hereunder are unique and personal in nature. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. To that end, the, Company will require any successor (a "Successor To The Business") to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), expressly to assume and agree, by agreement in form and substance satisfactory to the Employee, to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such transaction had taken place. Failure of the Company to obtain such agreement prior to the effective date of such transaction shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Company in the same amount and on the same terms as the Employee would be entitled hereunder if he were to terminate his employment pursuant to Section 3(B) of this Agreement. In the event the Company fails to obtain a successor's agreement to assume this Agreement under this Section 10, the date upon which any such transaction becomes effective shall be deemed the termination date and Employee's employment with the Company will end on that date.

         11. ACKNOWLEDGEMENTS. The Employee hereby acknowledges and recognizes that the enforcement of any of the provisions in this Agreement and the Noncompetition, Nondisclosure, and Developments Agreement executed herewith may potentially interfere with the Employee's ability to pursue a proper livelihood. The Employee represents that he is knowledgeable about the business of the Company and further represents that he is capable of pursuing a career in other industries to earn a proper livelihood. The Employee recognizes and agrees that the enforcement of the Noncompetition, Nondisclosure and Developments Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company. The Employee agrees that, due to the proprietary nature of the Company's business, the restrictions set forth in the Noncompetition, Nondisclosure and Developments Agreement are reasonable as to time and scope.

         12.      ENTIRE AGREEMENT. This Agreement, the offer letter dated
June __, 1999, and the Noncompetition, Nondisclosure and Developments Agreement executed herewith constitutes the entire, understanding of the parties relating to the subject matter hereof and supersedes and cancels all agreements, written or oral, made prior to the date hereof between the Employee and the Company relating to employment, salary, bonus, or other compensation of any description, equity participation, pension, post-retirement benefits, severance or other remuneration, except for the Company stock option plan(s) and the stock option agreement(s) between the Company and the Employee which shall remain in full force and effect in accordance with their respective terms (except as modified by this Agreement).

         13. NOTICES. All notices hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

          If to the Company, to: Sipex Corporation
                                 22 Linnell Circle
                                 Billerica, Massachusetts 01821
                                 Attention: Chief Financial Officer

         If to the Employee, at the Employee's address set forth on the signature page hereto.

         14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         15. SECTION HEADINGS. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written as an instrument under seal.



SIPEX CORPORATION:                           EMPLOYEE:



By: /s/ James E. Donegan                     /s/ Stephen E. Parks
    ----------------------------             -----------------------------------
    James E. Donegan                         Stephen E. Parks
    Title: Chairman and CEO

                                             95 Partridge Run
                                             -----------------------------------
                                             Street Address


                                             East Greenwich, RI          02818
                                             -----------------------------------
                                             City           State       Zip Code

                            EMPLOYEE NONCOMPETITION,
                    NONDISCLOSURE AND DEVELOPMENTS AGREEMENT



         In consideration of and as a condition of my employment or continued employment by Sipex Corporation (the "Company"), I hereby agree with the Company as follows:

         1.       During the period of my employment by the Company, I shall devote my full time and best efforts to the business of the Company and I shall neither pursue any business opportunity outside the Company nor take any position with any organization other than the Company without the approval of a majority of the disinterested members of the Company's Board of Directors. Further, during the period of my employment by the Company and for one year thereafter, I shall not, directly or indirectly, alone or as a partner, officer, director, employee or stockholder of any entity, (a) engage in any business activity which is in competition with the products or services being developed, manufactured or sold by the Company, (b) solicit or do business with any customer of the Company, or any potential customer of the Company with whom I have had contact, in competition with the products or services being developed, manufactured or sold by the Company, or (c) solicit, interfere with or endeavor to entice away any employee of the Company. For purposes of clause (a) of the preceding sentence as it relates to the one year period following the termination of my employment by the Company, an entity which neither sells, directly or indirectly, its products or services to at least one of the existing customers of the Company or the customers being actively developed or solicited by the Company nor proposes to develop products or services for sale, directly or indirectly, to any such customer, shall not be deemed to be in competition with the Company.

         2. I shall not at any time, whether during or after the termination of my employment, reveal to any person or entity any Confidential Information (as defined in EXHIBIT A hereto), except to employees of the Company who need to know such Confidential Information for the purposes of their employment, or as otherwise authorized by the Company in writing, and I shall keep secret all matters entrusted to me and shall not use or attempt to use any Confidential Information except as may be required in the ordinary course of performing my duties as an employee of the Company, nor shall I use any Confidential Information in any manner which may injure or cause loss or may be calculated to injure or cause loss to the Company, whether directly or indirectly.

         Furthermore, I agree that during my employment I shall not make, use or permit to be used any Company Documentation (as defined in EXHIBIT A hereto) otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my employment, use or permit others to use any such Company Documentation, it being agreed that all Company Documentation shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of my employment I shall deliver all Company Documentation in my possession, and all copies thereof, to the Company, at its main office.

         3. If at any time or times during my employment, I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any Development (as defined in EXHIBIT A hereto) that (a) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith; or (b) results from tasks assigned to me by the Company; or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, then all such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise. I shall promptly disclose to the Company (or any persons designated by it) each such Development. I hereby assign all rights (including, but not limited to, rights to inventions, patentable subject matter, copyrights and trademarks) I may have or may acquire in the Developments and all benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

         4. Excluded from this Agreement are my developments that I cannot assign to the Company because of a prior agreement with ________________________ which is effective until ________________. (Give name and date or write "none").

         5. I hereby consent to the use of my name, picture, signature, voice, image, and/or likeness by the Company during my employment by the Company and at any time thereafter. Further, I waive all claims I may now have or may ever have against the Company and its officers, employees, and agents arising out of the Company's use, adaptation, reproduction, modification, distribution, exhibition or other commercial exploitation of my name, picture, signature, voice, image and/or likeness, including but not limited to right of privacy, right of publicity and celebrity, use of voice, name or likeness, defamation and copyright infringement. I represent and warrant that I have not made any contract or commitment in conflict with this consent and waiver.

         6. I shall, during my employment and at any time thereafter, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized officers may reasonably require:

                  (a) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) patents, copyrights, trademarks or other analogous protection in any country throughout the world relating to a Development and when so obtained or vested to renew and restore the same; and

                  (b) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceeding, petition or application for revocation of any such patent, copyright, trademark or other analogous protection.

         7. If the Company is unable, after reasonable effort, to secure my signature on any application for patent, copyright, trademark or other analogous registration or other documents regarding any legal protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

         8. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

         9. I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my employment.

         10. I further represent that my performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I shall not enter into, any agreement either written or oral in conflict herewith.

         11. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

         12. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. I hereby further agree that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

         13. Any amendment to or modification of this Agreement, or any waiver of any provision hereof, shall be in writing and signed by the Company.

         14. This Agreement shall be effective as of the date entered below. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

         15. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

         16. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of Massachusetts, without giving effect to the principles of conflicts of laws of such state. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be governed by the laws of the Commonwealth of Massachusetts and shall be commenced and maintained in any state or federal court located in such state, and I hereby submit to the jurisdiction and venue of any such court.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as a
sealed instrument this    day of   , 1999.



                                        Steven Parks


                                        Name - Please Print


                                        Address: _______________________________

                                                 _______________________________

                                                                       EXHIBIT A


                                   DEFINITIONS


         The term "Company" shall include Sipex Corporation and any of its subsidiaries, divisions, or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

         The term "Company Documentation" shall mean notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature and in any form, whether written, printed, or in digital format or otherwise, relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs.

         The term "Confidential Information" shall mean any information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential that is maintained by the Company as confidential. Such Confidential Information shall include, but is not limited to, trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals.

         The term "Development" shall mean any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes (including but not limited to the Semiconductor Chip Protection Act) or subject to analogous protection).